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                                  EXHIBIT 5.1

                    OPINION OF MANATT, PHELPS & PHILLIP, LLP


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                                                          EXHIBIT 5.1

MANATT
PHELPS
PHILLIPS
----------
ATTORNEYS AT LAW



MARCH 21, 1997



Keystone Automotive Industries, Inc.
700 East Bonita Avenue
Pomona, California 91767

          RE:  REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

          At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Keystone Automotive Industries, Inc., a California corporation (the "Company"), with the Securities and Exchange Commission (the "SEC") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 730,000 shares of the Company's common stock (the "Common Stock"), that may be issued in the aggregate upon the exercise of awards granted under the Company's 1996 Employee Stock Incentive Plan (the "Plan").

          In rendering this opinion, we have examined only the following documents and records:

          1.   The Restated Articles of Incorporation of the Company;

          2.   The Amended and Restated Bylaws of the Company;

          3.   The Plan;

          4. The forms of Incentive Stock Option Agreement, Non-Qualified Stock Option Agreement and Restricted Stock Agreement (the "Agreements") to be used in connection with the Plan;

          5. Records of proceedings of the Company's Board of Directors and shareholders pertaining to the adoption of the Plan and the Agreements; and

          6.   The Registration Statement.

          With respect to the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. We also have obtained from the officers of the Company certificates as to such factual matters as we consider necessary for the purpose of this opinion, and insofar as this opinion is based on such matters of fact, we have relied on such certificates. While we have no reason to believe that the officers executing such certificates did not have personal knowledge of the matters contained therein, or did not accurately set forth such knowledge in such certificates, we did not independently verify the matters set forth in such certificates.

          Based solely upon the foregoing and assuming, without further inquiry, that (i) all awards granted under the Plan to date have been, and all awards to be granted under the Plan will be, duly and validly granted in accordance with the terms of the Plan, (ii) the consideration for the shares of Common Stock to be issued pursuant to the exercise of such awards will be received prior to the issuance thereof, (iii) the shares of Common Stock to be issued pursuant to the exercise of such awards will be issued in accordance with the terms of the Plan and the applicable Agreements, (iv) the Registration Statement will become effective under the Securities Act prior to the issuance of any shares of Common

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MANATT, PHELPS & PHILLIPS, LLP


Keystone Automotive Industries, Inc.
March 21, 1997
Page 2

Stock under the Plan and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or be pending before the SEC and (v) the prospectus attached as Exhibit 99.5 to the Registration Statement will be updated and delivered to participants in the Plan as required by the Securities Act and the rules and regulations promulgated by the SEC thereunder, upon which assumptions the following opinion is expressly conditioned, it is the opinion of the undersigned that the 730,000 shares of Common Stock issuable by the Company upon the exercise of awards granted pursuant to the Plan will be, when issued and delivered against payment therefor in accordance with the Plan, the applicable Agreements and the Registration Statement, duly authorized, validly issued, fully paid and non-assessable.

          This opinion is limited to the current laws of the State of California and the Securities Act and the rules and regulations promulgated by the SEC thereunder, to present judicial interpretations thereof and to facts as they presently exist. In rendering this opinion, we have no obligation to revise or supplement it should the current laws of the State of California or the Securities Act or such rules and regulations be changed by legislative action, judicial decision or otherwise.

          This opinion is issued to you solely for use in connection with the Registration Statement and is not to be quoted or otherwise referred to in any financial statements of the Company or related document, nor is it to be filed with or furnished to any government agency or other person, without the prior written consent of the undersigned in each instance.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                              Respectfully submitted,


                              /s/Manatt, Phelps & Phillips, LLP
                             Manatt, Phelps & Phillips, LLP















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